Exhibit 99.1

Tabula Rasa HealthCare Reports Third Quarter 2022 Results

●	Revenue from continuing operations of $77.1 million increased 14% vs. a year ago
●	GAAP net loss from continuing operations of $25.9 million vs. $11.8 million a year ago
●	Adjusted EBITDA from continuing operations of $2.1 million vs. $3.1 million a year ago
●	Cash of $80.8 million as of September 30, 2022, vs. $26.5 million as of June 30, 2022

MOORESTOWN, N.J., November 3, 2022 /PR Newswire/ -- Tabula Rasa HealthCare, Inc.® (Nasdaq:TRHC), a leading healthcare technology company advancing the safe use of medications, today reported financial results for the third quarter ended September 30, 2022.

“We delivered another quarter of solid revenue growth and continue on a pace to perform strongly against our 2022 guidance. With our strong position in PACE today, serving more than eight out of every ten participants, we have a robust foundation to build upon as we enter adjacent value-based care markets that are exponentially larger and focus on high-cost, high-risk patients. We are committed to driving shareholder value by narrowing our focus to core assets and markets with a competitive advantage to improve top-line growth and enhance margins” said Brian Adams, President and Interim CEO.

Key Financial Results
(in millions except percentages)

	Three Months Ended September 30,		Year over Year	Q3 2022
	2022	2021	Change	Guidance
Revenue from continuing operations	$77.1	$67.9	14%	$72.5 – 75.0
Net loss from continuing operations	$(25.9)	$(11.8)	(120)%
Adjusted EBITDA from continuing operations	$2.1	$3.1	(35)%

Third Quarter 2022 Financial Results

All comparisons, unless otherwise noted, are to the three months ended September 30, 2021, and reflect continuing operations.

●	Revenue – Revenue of $77.1 million increased 14% compared to $67.9 million in 2021. Product (medication) revenue of $59.8 million increased 19% due to strong PACE participant growth. Service revenue of $17.3 million decreased 2% from the year ago period. Excluding $2.3 million of revenue related to the concluded CMS Enhanced Medication Therapy Management (“EMTM”) pilot program included in the third quarter of 2021, service revenue increased 13%, led by growth in our pharmacy benefit management (“PBM”) and risk adjustment services, each of which grew by more than 20%.

●	GAAP net loss – GAAP net loss from continuing operations of $25.9 million compared to a loss of $11.8 million a year ago with the decline largely driven by costs, including stock-based compensation of $8.1 million and other expenses, related to the leadership transition and cooperation agreement with Indaba Capital Management announced on September 14, 2022. Gross margin, excluding depreciation and amortization, of $16.9 million (21.9% of revenue) increased as compared to $16.7 million (24.6% of revenue) a year ago. The decline in gross margin as a percentage of revenue was largely driven by product and service revenue mix, as well as increased shipping charges.

GAAP net loss from discontinued operations of $14.2 million compares to a loss of $5.4 million a year ago and includes the SinfoníaRx and DoseMe businesses, as well as one month of the PrescribeWellness business. As previously announced, TRHC’s sale of PrescribeWellness closed on August 1, 2022.

●	Adjusted EBITDA – Adjusted EBITDA from continuing operations of $2.1 million (2.7% margin) declined as compared to $3.1 million (4.6% margin) a year ago, primarily due to the timing of cash compensation expense, as well as the reasons noted above negatively impacting gross margin.

A reconciliation of generally accepted accounting principles (“GAAP”) in the United States to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Operational Metrics

To provide greater transparency into our financial results, we are providing the following operational metrics.

●	Total PACE participants utilizing at least one of our solutions increased by 8% as of September 30, 2022, to 52,230, as compared to September 30, 2021.

●	Average PACE per member per month revenue increased 9% during the third quarter of 2022, as compared to the same period a year ago. This metric is defined as quarterly revenue for PACE clients across all service lines divided by quarterly member months.

●	PACE participants for our pharmacy services as of September 30, 2022, increased 18% as compared to a year ago. This growth was driven by continued participant growth at existing PACE centers and the onboarding of a large PACE program in California completed during the third quarter.

●	PACE backlog as of September 30, 2022, stands at 56 implementations (by product and service), valued at $54 million in annual revenue at maturity, which the Company defines as enrollment of 250 participants. By comparison, these figures were 65 implementations and $59 million as of June 30, 2022.

●	PACE implementations during the third quarter and first nine months of 2022 totaled 16 and 38, respectively, as compared with 4 and 19, respectively, in the same period a year ago.

Business Outlook

This outlook updates the previously issued financial guidance that was provided on August 4, 2022.

			Year over year growth
	Low	High	Low	High

Three Months Ended December 31, 2022	(in millions except percentages)
CareVention HealthCare revenue	$76.5	$79.0	16%	20%
Other revenue from continuing operations	$1.0	$1.5	NM	NM
Total revenue from continuing operations	$77.5	$80.5	12%	17%

			Year over year growth
	Low	High	Low	High

Year Ended December 31, 2022*	(in millions except percentages)
CareVention HealthCare revenue	$290.5	$293.0	17%	18%
Other revenue from continuing operations	$3.5	$4.0	NM	NM
Total revenue from continuing operations	$294.0	$297.0	13%	14%

*Totals may not add due to rounding

NM = not meaningful

Upcoming Events

Members of TRHC’s executive team will be presenting at the following conferences:

●	Piper Sandler’s 34th Annual Healthcare Conference from November 29th to December 1st, and
●	The Benchmark Company 11th Annual Discovery One-on-One Conference on December 1st.

Quarterly Conference Call

The third quarter 2022 earnings conference call and webcast will be held tomorrow, Friday, November 4, 2022, at 8:30 a.m. ET. Those interested in participating via webcast in listen-only mode can access the event here . For participants who would like to participate via telephone, please register here to receive the dial-in number along with a unique PIN number that is required to access the call. A replay of the earnings call will be available via webcast at the Investor Relations section of TRHC’s website (ir.tabularasahealthcare.com).

About Tabula Rasa HealthCare

Tabula Rasa HealthCare provides medication safety solutions that empower healthcare professionals and consumers to optimize medication regimens, combating medication overload and reducing adverse drug events – the fourth leading cause of death in the U.S. TRHC’s proprietary technology solutions, including MedWise®, improve patient outcomes, reduce hospitalizations, and lower healthcare costs. TRHC’s extensive clinical tele-pharmacy network improves care for patients nationwide. Its solutions are trusted by health plans and pharmacies to help drive value-based care. For more information, visit TRHC.com.

Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with GAAP, TRHC is also reporting Adjusted EBITDA, which is considered a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance or financial position that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Adjusted EBITDA consists of net loss plus certain other expenses, which include interest expense, provision for income tax, depreciation and amortization, impairment charges, business optimization expenses, severance costs, executive transition costs, cooperation agreement costs, divestiture-related expense, acquisition-related expense, stock-based compensation expense, loss on disposal of business, and settlement costs. TRHC considers business optimization expenses to include contract termination payments, severance, retention payments, and other employee and non-recurring vendor costs incurred related to our business optimization initiatives during 2022. TRHC considers executive transition costs to include nonrecurring costs related to the hiring and onboarding of new named executive officers and separation costs related to former named executive officers. TRHC considers cooperation agreement costs to include legal, professional services, and other non-recurring costs related to the Company’s cooperation agreement with Indaba Capital Management. TRHC considers severance costs to include severance payments related to the realignment of our resources. TRHC considers divestiture-related expense to include nonrecurring direct transaction costs. TRHC considers acquisition-related expense to include nonrecurring direct transaction and integration costs. TRHC considers loss on disposal of business to include the nonrecurring loss resulting from the sale of the PrescribeWellness business. TRHC considers settlement costs to include amounts payable by TRHC or reductions to amounts owed to TRHC as a result of a contractual settlement.

TRHC presents this non-GAAP financial measure in this release because it considers it to be an important supplemental measure of performance. TRHC uses this non-GAAP financial measure for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and determination of appropriate levels of operating and capital investments. TRHC believes that this non-GAAP financial measure provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance. TRHC also intends to provide this non-GAAP financial measure as part of the Company’s future earnings discussions and, therefore, its inclusion should provide consistency in the Company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of Adjusted EBITDA to its most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or similar expressions. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to, without limitation, our future plans, objectives, expectations, intentions, the potential sales of the SinfoníaRx and DoseMe businesses of the Company and the timing and benefits thereof, and financial performance and the assumptions that underlie these statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that might cause such a difference include, but are not limited to: (i) the overall macroeconomic environment, including the effects of inflation, supply chain constraints, and the impact of changes in interest rates, on our business and results of operations; (ii) our ability to adapt to changes or trends within the market for healthcare in the U.S.; (iii) a significant increase in competition from a variety of companies in the healthcare industry; (iv) developments and changes in laws and regulations, including increased regulation of the healthcare industry through legislative action and revised rules and standards; (v) the extent to which we are successful in gaining new long-term relationships with clients or retaining existing clients; (vi) clients demands for our services and our ability to fulfill client demands; (vii) the growth and success of our clients, which is difficult to predict and is subject to factors outside of our control; (viii) our ability to maintain relationships with a specified drug wholesaler; (ix) increasing consolidation in the healthcare industry; (x) managing our growth effectively; (xi) fluctuations in operating results; (xii) our ability to manage our cash flows; (xiii) failure or disruption of our information technology and security systems; (xiv) dependence on or changes to our senior management and key employees; (xv) changes in our strategy as a result of our entry into the Cooperation Agreement with Indaba; (xvi) our future indebtedness and our ability to obtain additional financing, reduce expenses, or generate funds when necessary; (xvii) our ability to execute on our planned divestitures of our SinfoníaRx and DoseMe businesses, the costs associated therewith, and risks related to diverting management’s attention from our ongoing business operations; (xviii) risks related to the volatility in our stock price; (xix) the impacts of the ongoing COVID-19 pandemic and other health epidemics; and (xx) the risks described in Part I, Item 1A of our 2021 Form 10-K and our other filings and reports filed with or furnished to the Securities and Exchange Commission. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These statements, like all statements in this report, speak only as of their date, and we undertake no obligation to update or revise these statements in light of future developments, except as required by applicable law. We caution investors that our business and financial performance are subject to substantial risks and uncertainties.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash	$80,783	$9,395
Restricted cash	7,389	6,038
Accounts receivable, net	18,960	21,405
Inventories	5,735	5,444
Prepaid expenses	3,484	3,812
Client claims receivable	16,193	11,257
Other current assets	20,439	18,033
Current assets of discontinued operations	26,861	14,511
Total current assets	179,844	89,895
Contingent consideration receivable	7,000	—
Property and equipment, net	10,038	11,778
Operating lease right-of-use assets	14,069	16,323
Software development costs, net	32,606	29,254
Goodwill	115,323	115,323
Intangible assets, net	40,275	45,358
Other assets	4,691	3,929
Noncurrent assets of discontinued operations	—	187,558
Total assets	$403,846	$499,418

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Current operating lease liabilities	$3,195	$3,275
Accounts payable	14,685	8,870
Client claims payable	9,537	8,398
Accrued expenses and other liabilities	59,507	40,997
Current liabilities of discontinued operations	11,132	12,380
Total current liabilities	98,056	73,920
Line of credit	—	29,500
Long-term debt, net of discount	231,868	319,299
Long-term debt – related party, net of discount	88,429	—
Noncurrent operating lease liabilities	13,223	15,792
Deferred income tax liability, net	889	1,402
Other long-term liabilities	3,032	176
Noncurrent liabilities of discontinued operations	—	3,573
Total liabilities	435,497	443,662

Stockholders’ equity (deficit):
Common stock	3	3
Treasury stock	(3,350)	(4,292)
Additional paid-in capital	349,911	320,392
Accumulated deficit	(378,215)	(260,347)
Total stockholders’ equity (deficit)	(31,651)	55,756
Total liabilities and stockholders’ equity (deficit)	$403,846	$499,418

TABULA RASA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue:
Product revenue	$59,780	$50,321	$166,645	$139,021
Service revenue	17,321	17,589	50,163	51,964
Total revenue	77,101	67,910	216,808	190,985
Cost of revenue, exclusive of depreciation and amortization shown below:
Product cost	46,221	38,518	129,157	104,939
Service cost	14,014	12,697	40,430	37,875
Total cost of revenue, exclusive of depreciation and amortization	60,235	51,215	169,587	142,814
Operating expenses:
Research and development	4,018	3,699	11,226	11,069
Sales and marketing	2,857	2,719	7,678	8,225
General and administrative	27,917	14,393	58,945	45,725
Long-lived asset impairment charge	—	—	4,062	—
Depreciation and amortization	5,723	5,328	16,954	15,109
Total operating expenses	40,515	26,139	98,865	80,128
Loss from operations	(23,649)	(9,444)	(51,644)	(31,957)
Other income (expense):
Interest expense, net	(2,717)	(2,230)	(7,430)	(6,959)
Other income	479	—	479	—
Total other expense, net	(2,238)	(2,230)	(6,951)	(6,959)
Loss from continuing operations before income taxes	(25,887)	(11,674)	(58,595)	(38,916)
Income tax (benefit) expense	(7)	82	368	284
Net loss from continuing operations	(25,880)	(11,756)	(58,963)	(39,200)
Net loss from discontinued operations, net of tax	(14,185)	(5,355)	(58,905)	(18,484)
Net loss	$(40,065)	$(17,111)	$(117,868)	$(57,684)

Net loss per share:
Net loss per share from continuing operations, basic and diluted	$(1.07)	$(0.50)	$(2.45)	$(1.68)
Net loss per share from discontinued operations, basic and diluted	(0.58)	(0.23)	(2.45)	(0.80)
Total net loss per share, basic and diluted	$(1.65)	$(0.73)	$(4.90)	$(2.48)

Weighted average common shares outstanding, basic and diluted	24,350,182	23,407,391	24,075,666	23,230,138

TABULA RASA HEALTHCARE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended
	September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(117,868)	$(57,684)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,285	35,343
Amortization of deferred financing costs and debt discount	1,972	1,714
Deferred taxes	(513)	337
Stock-based compensation	32,537	28,962
Acquisition-related contingent consideration paid	—	(67)
Impairment charges	46,355	—
Loss on divestiture of business	2,879	—
Other noncash items	(9)	9
Changes in operating assets and liabilities, net of effect of divestiture:
Accounts receivable, net	5,107	789
Inventories	(291)	(866)
Prepaid expenses and other current assets	(1,375)	(6,084)
Client claims receivables	(4,936)	(872)
Other assets	(1,357)	(2,604)
Accounts payable	5,074	1,587
Accrued expenses and other liabilities	13,534	2,138
Client claims payables	1,139	423
Other long-term liabilities	3,220	(108)
Net cash provided by operating activities	9,753	3,017

Cash flows from investing activities:
Purchases of property and equipment	(1,021)	(1,611)
Software development costs	(23,860)	(22,649)
Proceeds from divestiture of business	118,561	—
Net cash provided by (used in) investing activities	93,680	(24,260)

Cash flows from financing activities:
Proceeds from exercise of stock options	64	3,683
Payments for employee taxes for shares withheld	(1,112)	—
Payments for debt financing costs	(350)	(8)
Borrowings on line of credit	27,700	17,500
Repayments of line of credit	(57,200)	—
Payment of acquisition-related notes payable	—	(13,000)
Payments of acquisition-related contingent consideration	—	(99)
Repayments of long-term debt and finance leases	—	(4)
Net cash (used in) provided by financing activities	(30,898)	8,072

Net increase (decrease) in cash and restricted cash	72,535	(13,171)
Cash and restricted cash, beginning of period	15,706	28,532
Cash and restricted cash, end of period	$88,241	$15,361

TABULA RASA HEALTHCARE, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of Net Loss to Adjusted EBITDA from Continuing Operations
Net loss	$(40,065)	$(17,111)	$(117,868)	$(57,684)
Add:
Interest expense, net	2,717	2,230	7,430	6,959
Income tax (benefit) expense	(7)	82	368	284
Depreciation and amortization	5,723	5,328	16,954	15,109
Impairment charges	—	—	4,062	—
Business optimization expenses	—	—	787	—
Severance costs	122	354	697	516
Executive transition	1,821	—	1,971	—
Cooperation agreement costs	1,122	—	1,122	—
Divestiture-related expense	1,057	—	2,591	—
Acquisition-related expense	—	—	—	217
Stock-based compensation expense	15,378	6,901	28,173	24,100
Loss from discontinued operations	14,185	5,355	58,905	18,484
Adjusted EBITDA from continuing operations	$2,053	$3,139	$5,192	$7,985
Adjusted EBITDA (loss) from discontinued operations	(3,593)	2,578	(1,036)	7,294
Total Adjusted EBITDA (loss)	$(1,540)	$5,717	$4,156	$15,279

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of Net Loss from Discontinued Operations, net of tax to Adjusted EBITDA (Loss) from Discontinued Operations
Net loss from discontinued operations, net of tax	$(14,185)	$(5,355)	$(58,905)	$(18,484)
Add:
Income tax (benefit) expense	(94)	52	(662)	182
Depreciation and amortization	—	6,771	7,331	20,234
Impairment charges	5,845	—	42,293	—
Loss on disposal of business	2,879	—	2,879	—
Settlement	—	—	1,448	500
Divestiture-related expense	104	—	216	—
Stock-based compensation expense	1,858	1,110	4,364	4,862
Adjusted EBITDA (loss) from discontinued operations	$(3,593)	$2,578	$(1,036)	$7,294

Contact:

Investors

Frank Sparacino

fsparacino@trhc.com

T: 312-451-2157

Media

Anthony Mirenda

amirenda@trhc.com

T: 908-380-2143